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                                                                   Exhibit 10.53


                         AGREEMENT FOR PURCHASE AND SALE
                                OF REAL PROPERTY

     THIS AGREEMENT (this "Agreement") is dated as of the Effective Date (hereinafter defined), by and between Steve Farnie ("Buyer") and Marketing Specialists Sales Company, a Texas corporation (f.k.a. Marketing Specialists Companies, Inc.) ("Seller").

     FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1. TERMS AND DEFINITIONS: The terms listed below shall have the respective meaning given to them as set forth adjacent to each term.

     (a) "PROPERTY" shall mean that real property commonly known as 8501 Tower Point Road, Charlotte, Mecklenburg County, North Carolina, being more particularly described on EXHIBIT A attached hereto and incorporated herewith by reference (the "Real Property"), together with all buildings and improvements thereon and all fixtures and appurtenances thereto (the "Improvements") (the Real Property and the Improvements are collectively referred to herein as the "Property").

     (b) "PURCHASE PRICE" shall mean the sum of TWO MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($2,600,000.00), payable on the following terms:

          (i) "EARNEST MONEY": Within two (2) days after the Effective Date, Buyer shall deliver to _________________________________
               Attention: _____________, phone: ________________, fax:
               ______________ ("Title Insurer") (i) a nonrefundable wire transfer or cashier's or certified check in the sum of Fifty Dollars ($50.00) payable to the order of Seller representing the independent consideration for Seller's execution of this Agreement and agreement to provide Buyer with the Examination Period (hereafter defined) (which check or the proceeds of which wire transfer shall thereafter be delivered by Title Insurer to Seller and shall not be a part of the Earnest Money), and (ii) a wire transfer or cashier's or certified check in the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00). The Earnest Money shall be invested by Title Insurer in a commercial bank or banks acceptable to Seller and Buyer at money market rates, or in such other investments as shall be approved in writing by Seller and Buyer. The Earnest Money shall be held and disbursed by Title Insurer in strict accordance with the terms and provisions of this Agreement. All accrued interest or other earnings on the Earnest Money shall become part of the Earnest Money. The Earnest Money shall be returned to Buyer if Buyer, prior to the end of the Examination Period, notifies Seller in writing, pursuant to
               SECTION 7 hereof, that Buyer is electing to terminate this Agreement. The Earnest Money shall be either


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               (a) applied at the Closing against the Purchase Price, (b)
               returned to Buyer pursuant hereto, or (c) paid to Seller pursuant hereto.

          (ii) "CASH" at Closing in the amount of TWO MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,550,000.00), the balance of the Purchase Price, subject to the adjustments and prorations described in SECTION 2 of this Agreement.

     (c) "CLOSING" shall occur on the date that is fifteen (15) days after the expiration of the Examination Period (the "Closing Date"). Time is of the essence with respect to the Closing Date.

     (d) "BUYER'S BROKER" shall mean The Staubach Company who is acting on behalf of both Seller and Buyer.

          "SELLER'S BROKER" shall mean The Staubach Company who is the listing agent for the Property and is acting on behalf of both Seller and Buyer.

     (e) "EXAMINATION PERIOD" shall mean the period beginning on the Effective Date and expiring on the date that is fifteen (15) calendar days thereafter.

     (f) "INTENDED USE" shall mean the use of the Property for the following reasons: general office use in accordance with the zoning requirements of the Property, which is I-1 Industrial.

     (g)  "SELLER'S NOTICE ADDRESS" shall be as follows:

          (i)  Mr. Gage Hunt
               Marketing Specialist Companies, Inc.
               16251 Dallas Parkway, 8th Floor
               Dallas, Texas 75248
               (972)687-5863 Office Telephone

          With a copy to:

          (ii) Mr. George Johnson
               The Staubach Company
               121 W. Trade Street, Suite 2800
               Charlotte, North Carolina 28202
               (704)341-1171 Office Telephone

     (h)  "BUYER'S NOTICE ADDRESS" shall be as follows:

          (i)  Steve Farnie
               9110 Hood Road
               Charlotte, North Carolina  28215
               (704) 563-0431 Office Telephone


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          With a copy to:

          (ii) Ms. Patricia W. Nystrom
               Harkey, Lambeth, Nystrom, Fiorella & Morrison, L.L.P. Morehead Corporate Plaza, Suite 300
               1043 East Morehead Street
               Charlotte, North Carolina  28204-2800


SECTION 2. PRORATION OF EXPENSES AND PAYMENT OF COSTS: All revenues and expenses with respect to the Property and which are applicable to the period of time before and after the Closing Date, determined in accordance with sound accounting principles consistently applied, shall be prorated between Seller and Buyer as provided herein. Except as otherwise provided to the contrary in this Agreement, Seller shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Buyer shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the Closing Date. Such prorations shall be shown on the closing statement(s) executed by the parties hereto and shall increase or decrease (as the case may be) the cash amount payable by Buyer at Closing pursuant to this Agreement. Seller and Buyer agree that all property taxes, assessments and utilities shall be prorated as of the date of Closing. Seller shall pay for the deed preparation, deed stamps and other conveyance fees or taxes, Seller's attorneys' fees, Seller's Broker Fee (hereinafter defined), no more than a 2% Buyer's Brokers Fee (hereafter defined), and fifty percent (50%) of any escrow and closing charges and fees by Title Insurer. Buyer shall pay recording costs, costs of any title search, the premium for title insurance, any portion of the Buyer's Broker Fee not paid by Seller, the cost of the Survey, Buyer's attorneys' fees, and fifty percent (50%) of any escrow and closing charges and fees by Title Insurer. Notwithstanding anything herein to the contrary, Buyer shall be responsible for all costs incurred in connection with that certain lease agreement (the "PERFECT FIT LEASE") executed as of June 22, 2000 by and between Seller, as landlord, and Perfect Fit Industries, Inc., as tenant ("TENANT"), for space in the Improvements, including, without limitation, providing the $3.00/square foot tenant improvement allowance as described in the Perfect Fit Lease, and all other costs to prepare the premises for Tenant's occupancy as set forth in the Perfect Fit Lease, including the construction of the demising wall described in the Perfect Fit Lease; provided, Seller shall pay all commissions payable on account of the Perfect Fit Lease, and such commission amount shall be paid by Seller at Closing. In consideration of the foregoing, Seller shall pay to Buyer's escrow agent at Closing an amount equal to $95,000.00 (in addition to the Buyer's Broker Fee provided herein).

SECTION 3. SALE OF THE PROPERTY: Seller agrees to sell the Property to Buyer for the Purchase Price, subject to all of the terms and conditions contained in this Agreement.

SECTION 4. PAYMENT OF THE PURCHASE PRICE: At Closing, Buyer shall pay the Purchase Price in accordance with all the terms and conditions of this Agreement.

SECTION 5.     TITLE:


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     (a)  TITLE EXAMINATION. Seller agrees to convey fee simple marketable title to the Property by special warranty deed, subject only to the Permitted Exceptions (hereinafter defined). Seller represents and warrants that Seller is the fee simple owner of the Property, and at Closing, Seller shall deliver to Buyer good and marketable fee simple title to said Property, free and clear of all liens, encumbrances and defects of title other than zoning ordinances affecting the Property, utility easements of record serving the Property, taxes not yet due and payable, road rights of way of record and all Permitted Exceptions (as defined below). Within three (3) business days after the Effective Date, Buyer shall, at Buyer's expense, commence a title examination of the Property and order a survey of the Property from a surveyor licensed in North Carolina (the "Survey") (the results of Buyer's title examination is referred to herein as the "Commitment"). In the event that the Commitment and Survey shall show that Seller's title is not good, marketable, and fee simple, then the Buyer shall notify the Seller in writing no later than 5:00 p.m., Charlotte, North Carolina local time on the expiration date of the Examination Period of all such title defects and exceptions ("Title Objections"). Buyer shall not object to the Perfect Fit Lease, which shall be a Permitted Exception hereunder.

     (b) FAILURE TO CORRECT TITLE OBJECTIONS. Except as hereinafter expressly provided in this SECTION 5(b), Seller shall have no obligation whatsoever to remove, satisfy, or otherwise cure, or to incur any expense in connection with the curing of, any valid Title Objections of which Seller is notified by Buyer in accordance with SECTION 5(a). Seller shall notify Buyer within five (5) days after Seller's receipt of written notice from Buyer of any Title Objections whether or not Seller agrees to cause such Title Objections to be cured on or before the Closing Date; although Seller shall not otherwise have any obligation to cure any Title Objections other than any judgment, mortgages, deeds of trust, liens, financing statements, security interests and similar security instruments created by Seller (such instruments are collectively referred to herein as the "Security Encumbrances"). Seller may use any portion of the Purchase Price due to Seller to cure such Security Encumbrances at the Closing. If Seller expressly agrees in writing to cure any Title Objections (other than Security Encumbrances which Seller shall be required to cure) pursuant to such notice, then Seller shall diligently endeavor to cure such Title Objections on or before the Closing Date. If Seller does not notify Buyer in such five (5) day period that it has agreed in writing to cure Buyer's Title Objections, or if Seller thereafter fails to satisfy or cure on or before the Closing Date any Security Encumbrances or any Title Objections made by Buyer pursuant to SECTION 5(A) that Seller has expressly agreed in writing to cure, Buyer may, as its sole remedy, elect one of the following by written notice to Seller on or before the earlier of the Closing Date or the fifth (5th) day after the end of such five (5) day period (or on the Closing Date with respect to any Security Encumbrance or other Title Objection that Seller has agreed to cure and fails to satisfy or cure on or before the Closing Date):

          (i) to waive any such Title Objection (thereby making such Title Objection and all other title matters not objected to by Buyer a "Permitted


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               Exception") and to close the transaction in accordance with the terms of this Agreement; provided, however, that with respect to any Security Encumbrance or any Title Objection arising in breach of Seller's covenant under SECTION 6(c) hereunder, which Title Objection may be cured by the payment of money, Seller shall be required to deposit in escrow with the Title Insurer such amount as the Title Insurer shall reasonably estimate to be necessary to satisfy or to remove such Title Objection to permit the Title Insurer to issue its policy of title insurance with respect to Buyer's title to the Property without exception thereto, and Seller shall thereafter diligently endeavor to have such Security Encumbrances and Title Objections so satisfied or removed; or

          (ii) to terminate this Agreement by written notice thereof to Seller, and in the event of such termination, Title Insurer shall deliver to Buyer the Earnest Money and thereafter, neither Seller nor Buyer shall have any further obligation or liability under this Agreement except for those which survive a termination of this Agreement. In the event any Title Objection arises in breach of Seller's covenant under SECTION 6(c) hereunder and such Title Objection is not waived by Buyer or cured at Closing as provided in clause (i) above, Buyer shall be entitled to terminate this Agreement upon written notice thereof to Seller, in which event the Earnest Money shall be returned to Buyer and the parties hereto shall have no further liabilities or obligations to the other except those which survive a termination of this Agreement.

          In the event Buyer fails to timely elect either of the remedies set forth in clauses (i) and (ii) above, Buyer shall be deemed to waive such Title Objections pursuant to clause (i) above.

SECTION 6.     CONDITIONS AND COVENANTS:

          (a) BUYER'S CONDITIONS. Subject to SECTION 9(b) hereof, the obligation of Buyer to close pursuant to this Agreement is hereby made expressly conditioned upon the fulfillment (or waiver by the Buyer) of the following conditions:

               (1) DELIVERY OF DOCUMENTS: On or before the Closing Date, Seller shall have delivered to the Title Insurer all of the documents, information and other things required of Seller pursuant to SECTION 10(a) of this Agreement;

               (2) SELLER'S PERFORMANCE: On or before the Closing Date, Seller shall have performed in all material respects all of the covenants and other obligations of Seller under this Agreement to be performed by Seller on or before the Closing Date;

               (3) REPRESENTATIONS AND WARRANTIES. The representations and Warranties of Seller set forth in SECTION 8(b) hereof shall be true and correct in all material respects as of the Closing Date, except for such untruths or


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                    inaccuracies disclosed to Buyer by Seller or which Buyer
                    otherwise obtains actual knowledge prior to the expiration of the Examination Period.

          (b) SELLER'S CONDITIONS. Subject to SECTION 9(a) hereof, the obligation of Seller to close pursuant to this Agreement is hereby made expressly conditioned upon the fulfillment (or waiver by Seller) of the following conditions:

               (1) DELIVERY OF DOCUMENTS: On or before the Closing Date, Buyer shall have delivered to the Title Insurer all of the documents, information and other things required of Buyer pursuant to SECTION 10(b) of this Agreement;

               (2) BUYER'S PERFORMANCE: On or before the Closing Date, Buyer shall have performed in all material respects all of the covenants and other obligations of Buyer under this Agreement to be performed by Buyer on or before the Closing Date;

               (3) REPRESENTATIONS AND WARRANTIES. The representations and Warranties of Buyer set forth in SECTION 8(d) hereof shall be true and correct in all material respects as of the Closing Date.

          (c) SELLER'S COVENANT. Unless otherwise contemplated by this Agreement, Seller hereby covenants and agrees with Buyer that, between the Effective Date and the Closing, Seller will not voluntarily, without the prior written consent of Buyer, convey any portion of the Property or any interest therein or enter into any encumbrance or lease with respect to all or any portion of the Property which would, after the consummation of a sale of the Property to Buyer, encumber the Property.

SECTION 7. EXAMINATION PERIOD. From and after the Effective Date, Buyer, its agents or representatives, at Buyer's expense and at reasonable times during normal business hours, shall have the right to enter upon the Property for the purpose of inspecting, examining, performing soil boring and other testing, and surveying the Property. Buyer shall not alter the physical condition of the Property (including, without limitation, soil or groundwater testing) without
(i) notifying Seller, to the extent possible, of the exact location, nature and extent of Buyer's requested tests, and (ii) obtaining the prior written consent of Seller to any physical alteration of the Property, which Seller may refuse in its sole and absolute discretion. Buyer assumes all responsibility for the acts of itself, its agents or representatives in exercising its rights under this
SECTION 7 and agrees to indemnify and hold Seller harmless from any damages resulting therefrom. Except as provided in SECTION 5 above, Buyer shall have from the Effective Date through the end of the Examination Period to perform the above inspections, examinations and testing and any other investigations or inquiries as Buyer may elect in order to determine if the Property is acceptable to Buyer as an investment, in Buyer's sole and absolute discretion. If, prior to the expiration of the Examination Period, Buyer determines that the Property is unsuitable, in Buyer's sole discretion, for any reason or no reason, and provides written notice to Seller thereof, then this Agreement shall terminate, and Buyer shall receive a return of the Earnest Money and the parties hereto shall have no further liabilities or obligations to the other


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except those which survive a termination of this Agreement. The provisions of this Section 7 shall survive any termination of this Agreement.

SECTION 8.     REPRESENTATIONS AND WARRANTIES:

     (a) SURVIVAL AND LIMITATION OF GENERAL REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in SECTION 8(b) below shall survive Closing for a period of six (6) months; provided, however, Buyer shall have no claim against Seller for any untruth or inaccuracy in any such representation or warranty in which Seller has provided Buyer written notice or Buyer otherwise obtain actual knowledge thereof on or before the Closing, and Buyer nevertheless elects to close the transactions contemplated herein,

     (b) BY SELLER. Seller represents and warrants to Buyer as of the Effective Date that, except as otherwise disclosed in any of the materials delivered to Buyer prior to the Effective Date, to the best of Seller's knowledge the following is true:

          (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has, or on the Closing Date will have, the power and authority to carry out Seller's obligations hereunder. All requisite action necessary to authorize Seller to enter into this Agreement and to carry out Seller's obligations hereunder has been, or on the Closing Date will have been, taken. The individual executing this Agreement on behalf of Seller has the full right, power and authority to do so. After the discharge by Seller of all Security Encumbrances at or before the Closing, Seller will have the power and authority to sell and convey the Property in accordance with the terms of this Agreement.

          (ii) Seller has not received any written notice of and does not otherwise have knowledge of any pending or contemplated proceedings of any of the applicable governmental entities to (i) impose any special assessment against the Property; or (ii) condemn any portion of the Property.

         (iii) There is no litigation, suit, action, claim, condemnation proceeding, arbitration, investigation (including any investigation concerning valuation of the Property for tax purposes) by the United States of America, State of North Carolina, Mecklenburg County, North Carolina, City of Charlotte, North Carolina, or any department, board, agency, office, commission or other subdivision thereof or any official thereof ("Applicable Governmental Authorities") or administrative proceeding or other form of governmental enforcement or executive or legislative proceeding pending or threatened against or affecting Seller or the Property.

          (iv) All service and maintenance contracts affecting the Property and being assigned to Buyer (each, a "Contract") are in full force and effect in all material respects and Seller is not in material default under any Contract


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               and no other party to any Contract is in material default under such Contract. Seller has received no notice of any material default thereunder and has no knowledge of any fact or facts which, with the delivery of notice or with the passage of time, or both, would be a material default under the terms thereof.

          (v) No entity or any other person (other than Buyer) has any right or option to purchase all or any portion of the Property, except for any back-up contracts for the sale of the Property permitted by the terms of this Agreement.

          (vi) Seller has received no notice from any public or private utility currently serving the Property of its inability to provide the service necessary for the Intended Use of the Property.

         (vii) There are not (i) any changes contemplated in any applicable laws, ordinances or restrictions affecting the Property; or (iv) any governmental special assessments, either pending or confirmed, for sidewalk, paving, water, sewer, or other improvements on or adjoining the Property, and owners' association special assessments.

        (viii) The building located on the Real Property, in its current configuration, contains approximately 34,412 usable square feet.

          (ix) There are no Hazardous Substances present upon and no Hazardous Substances have been disposed within the buildings or the Property in violation of any applicable environmental laws, including as a result of the migration of Hazardous Substances from neighboring tracts. "Hazardous Substances" is defined as those substances, materials, and wastes, including but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes, which are or become regulated under any applicable local, state or federal law, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a Hazardous Substance pursuant to
               Section 331 of the Clean Water Act, 33 U.S.C. Sec. 1251, et. Seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sec. 1371) (v) defined as a hazardous waste pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et. Seq. (42 U.S.C. Sec. 6903) or (vi) defined as a hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601, et. Seq. (42 U.S.C. 9601).


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     (c)  SELLER'S KNOWLEDGE. For purposes of this Agreement, the phrase "to the best of Seller's knowledge" or similar references to "knowledge" shall mean the current actual (as distinguished from implied, constructive or imputed knowledge) knowledge of Gage Hunt who is the Vice-President of Seller with responsibility for the Property ("Seller's Representative"), without independent investigation by Seller's Representative of any files, records, documents or writings of any kind and without inquiry by Seller's Representative or any other person.

     (d) BY BUYER. Buyer represents and warrants to Seller that in the event Buyer assigns this Agreement as permitted herein to a corporation or other entity, Buyer shall be an entity duly organized, validly existing and in good standing under the laws of the State of its formation and shall be authorized to do business in the State of North Carolina, and shall have duly authorized the execution, performance and closing of this Agreement.

     (e) BROKERAGE COMMISSIONS. Each of Seller and Buyer represents to the other that it has had no dealings, negotiations or consultations with any broker, representative, employee, agent or other intermediary except the Seller's Broker who will be compensated by Seller, and Buyer's Broker who will be compensated by Buyer and Seller as described in SECTION 2 hereto, pursuant to separate written agreements in connection with the sale of the Property (the compensation due to the Seller's Broker, the "SELLER'S BROKER FEE", and the compensation due to the Buyer's Broker, the "BUYER'S BROKER FEE"). Seller will indemnify, defend and hold Buyer free and harmless from the Seller's Broker Fee and the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming by, through or under Seller, which are entitled to compensation in connection with this Agreement or in connection with the sale of the Property. Buyer will indemnify, defend and hold Seller free and harmless from the Buyer's Broker Fee and the claims of any broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming by, through or under Buyer, which are entitled to compensation in connection with this Agreement or in connection with the sale of the Property. The provisions of this SECTION 8(e) shall survive Closing or any termination of this Agreement.

     (f) AS IS. Buyer acknowledges that Seller is selling, and Buyer shall accept, the Property in an "AS IS" condition without any representation or warranty whatsoever by Seller relating to the Property, with the exception of the express representations and warranties set forth in this Agreement or any of the Closing Documents (hereinafter defined).

SECTION 9.     EVENTS OF DEFAULT:

     (a) REMEDIES OF SELLER. If any condition to Seller's obligations at the Closing set forth in SECTION 6(b) of this Agreement cannot or will not be satisfied on or before the Closing Date due to a misrepresentation by Buyer or default by Buyer of any of Buyer's obligations under this Agreement and Buyer fails to satisfy that


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          condition within seven (7) days after Buyer's receipt of written notice of the foregoing from Seller, Seller shall have the right to
          (i) terminate this Agreement, and (ii) the Earnest Money shall be delivered to Seller within two (2) business days after such termination as liquidated damages and not as a penalty. Notwithstanding the preceding sentence, Seller may, on or before the expiration of the applicable cure period, notify Buyer and the Title Insurer in writing of its election to waive its right to terminate this Agreement as a result of such failed condition in which case the parties hereto shall proceed to Closing. Buyer and Seller agree that actual damages resulting from Buyer's failure to satisfy any such condition or conditions precedent would be difficult or impossible to ascertain and that the amount of the Earnest Money is a reasonable estimate of the damages for such breach or failure. After any termination of this Agreement by Seller pursuant to this subparagraph, the parties hereto shall be released from all further liabilities and obligations hereunder except those that expressly survive a termination of this Agreement.

     (b) REMEDIES OF BUYER. If any condition to Buyer's obligations at the Closing set forth in SECTION 6(a) above cannot or will not be satisfied on or before the Closing Date due to a misrepresentation by Seller (as limited in Section 6(a)(4)) or default by Seller of any of Seller's obligations under this Agreement and Seller fails to satisfy that condition within seven (7) days after Seller's receipt of written notice of the foregoing from Buyer, Buyer, as Buyer's sole and exclusive remedy, may elect one of the following remedies: (i) to terminate this Agreement by delivering written notice thereof to the Seller and the Title Insurer within five (5) business days after the expiration of such seven (7) day period, in which case (1) the Earnest Money shall be returned to Buyer within two (2) business days after such termination, and (2) all other rights and obligations of Seller and Buyer hereunder (except those set forth in this Agreement which expressly survive a termination of this Agreement) shall terminate immediately, and (3) if the failure of such condition or conditions is caused by the failure of Seller to perform any of Seller's obligations set forth in Section 10 (a) below, Seller shall reimburse Buyer for all out-of-pocket expenses actually incurred by Buyer in connection with this Agreement, provided such reimbursement shall in no event exceed $25,000.00; (ii) to notify Seller and the Title Insurer in writing within five (5) business days after the expiration of such seven (7) day period that Buyer has waived Buyer's right to terminate this Agreement as a result of Seller's failure to satisfy such condition or conditions and the parties shall thereafter proceed to the Closing with no reduction in the Purchase Price (failing which, Buyer shall be deemed to have elected option (i) above so long as Buyer does not elect option (iii) within the time limits specified therein); or (iii) if the failure of such condition or conditions is caused by a failure of Seller to perform any of Seller's obligations set forth in SECTION 10(a) below, to commence legal proceedings within thirty (30) days after the expiration of such seven (7) day period solely to enforce all rights of specific performance of Seller's obligations set forth in SECTION 10(a) below; provided, however, if Buyer enforces specific performance of such obligations of Seller, Buyer agrees that Buyer shall accept whatever title Seller has to the Property, if


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

          any, subject to all liens, encumbrances and other matters affecting title to the Property (all of which shall be deemed Permitted Exceptions) other than any (i) Security Encumbrances and (ii) matters created after the Effective Date by the willful action of Seller which are not otherwise permitted by this Agreement, with no reduction in the Purchase Price, and in no event shall Seller be obligated to cure or remove or bond against any title defects, liens, encumbrances or other matters affecting title to the Property other than (i) Security Encumbrances and (ii) matters created after the Effective Date by the willful action of Seller which are not otherwise permitted by this Agreement, and provided further, however, if, within such thirty (30) day period, Buyer fails to commence legal proceedings seeking specific performance, this Agreement shall automatically terminate pursuant to option (i) above. After any termination of this Agreement by Buyer pursuant to this subparagraph or any automatic termination as provided above, the parties hereto shall be released from all further liabilities and obligations hereunder except those that expressly survive a termination of this Agreement.

SECTION 10. CLOSING: At Closing, the Earnest Money shall be applied as part of the Purchase Price or as otherwise provided in Section 1(b)(i). The Closing shall be held at the office of Buyer's attorney or such other place as the parties hereto may mutually agree. Possession shall be delivered at closing, unless otherwise agreed herein.

     (a) SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall execute, acknowledge (if appropriate) and deliver to Title Insurer, at Seller's sole cost and expense, the following (the "Closing Documents"):

          (1) A special warranty deed to the Property, subject to the Permitted Exceptions and other matters subsequently approved by Buyer or Buyer's counsel, which deed shall be in form sufficient for recording in the real property records of the jurisdiction in which the Real Property is located.

          (2) A Bill of Sale conveying to Buyer any personal property located in the Improvements not retained by Seller.

          (3) An Assignment and Assumption Agreement of the Perfect Fit Lease and the Contracts (the "Assignment") whereby (i) Seller assigns and Buyer assumes all obligations accruing under the Perfect Fit Lease and the Contracts from and after the Closing Date, and (ii) Seller indemnifies, defends and holds Buyer harmless with respect to all liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under the Perfect Fit Lease and the Contracts before the Closing Date; and (iii) Buyer indemnifies, defends and holds Seller harmless with respect to all liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under the Perfect Fit Lease and the Contracts from and after the Closing Date.

          (4) An affidavit pursuant to the Foreign Investment in Real Property Tax Act.

          (5) A closing statement and acknowledgments setting forth all prorations and credits and other matters handled outside of Closing.

          (6) Four (4) original counterparts of a lease agreement between Buyer, as Landlord, and Seller or its affiliate, as Tenant, for the Improvements now and hereafter located on the Real Property, in form and substance to be mutually agreed upon by Buyer and Seller prior to the Closing (the "Lease").

          (7) Such other documents as are customary for real estate closings in the Charlotte, North Carolina area or as may be reasonably required to close this transaction, duly executed and acknowledged in recorded form (if to be recorded); provided, however, any other conveyance documents reasonably requested by Buyer shall be without recourse or warranty and without any representations with respect to the subject matter thereof.

     (b) BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall execute, acknowledge (if appropriate) and deliver to Title Insurer, at Buyer's sole cost and expense, the following:

          (1) the Purchase Price in immediately available funds, reduced by the amount of the Earnest Money applied for that purpose, and increased or reduced by the net amount of adjustments and prorations owed by or to Buyer, as appropriate;

          (2)  Buyer's counterpart to the Assignment.

          (3) A closing statement and acknowledgments setting forth all prorations and credits and other matters handled outside of Closing.

          (4)  Four (4) original counterparts of the Lease.

          (5) Such other documents as are customary for real estate closings in the Charlotte, North Carolina area or as may be reasonably required to close this transaction, duly executed and acknowledged in recorded form (if to be recorded)

SECTION 11. RISK OF LOSS/DAMAGE/REPAIR: Until the Closing, the risk of loss or damage to the Property, except as otherwise provided herein, shall be borne by Seller. If, prior to the Closing Date, a casualty or condemnation by any public authority under its power of eminent domain damages or destroys a Material Portion of the Improvements (as hereinafter defined), then this Agreement may be terminated by either party upon written notice to the other delivered within fifteen (15) days after such casualty or condemnation and the Earnest Money shall be returned to Buyer. A "MATERIAL PORTION OF THE IMPROVEMENTS" as used herein shall mean damage or destruction to a portion of the Property reasonably requiring at least $250,000.00 to repair or restore as determined in Seller's good faith estimate. In the event either party does not terminate this Agreement as provided above in this SECTION 11 or the casualty or condemnation damages or destroys less than a Material Portion of the Improvements, then the parties hereto shall proceed to the Closing and Seller shall assign to Buyer all of the insurance proceeds (with a credit for any deductible) or awards received on account of such casualty or condemnation, with no reduction in the Purchase Price.

SECTION 12. NOTICES: Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date delivered in person, deposited in the United States mail, registered or certified, return receipt requested, or deposited with a nationally recognized overnight express carrier for next day delivery (e.g. Federal Express), to the addresses set out in Section 1(g) as to Seller and in section 1(h) as to Buyer, or at such other addresses as specified by written notice delivered in accordance herewith.

SECTION 13. ENTIRE AGREEMENT: This agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.

SECTION 14. TIME OF ESSENCE: Time is of the essence with respect to the performance of the provisions this Agreement including all dates and time periods established herein.

SECTION 15.    OTHER COVENANTS:

     (a) FORM OF LEASE. Seller and Buyer shall work together in good faith prior to the expiration of the Examination Period to agree in all material respects to the form of the Lease to be executed by the parties hereto at Closing. In the event the form of the Lease is not agreed to in writing by the parties hereto in all material respects on or before the Examination Period, either party may thereafter terminate this Agreement by providing written notice thereof to the other party; provided, unless and until such notice of termination is given to the other party, the parties hereto shall continue to work together in good faith to agree to the form of the Lease in all material respects prior to the Closing. The foregoing right to terminate this Agreement shall expire at such time as the parties hereto agree in writing to the form of the Lease in all material respects on or before the Closing. The parties hereto agree that the term of the Lease shall commence on the Closing Date and shall expire on the earlier of (i) the date Perfect Fit occupies the premises pursuant to the Perfect Fit Lease, and (ii) January 15, 2001. Rent shall be paid monthly and shall be an amount equal to $43,937.50 per month. If the commencement date of the Lease shall occur on a date that is not the first day of a calendar month, or the expiration date of the Lease shall occur on a date that is not the last day of a calendar month, the rent payable for such partial month shall be prorated based on the number of days within such month that are within the Lease term. The first month's rent (as prorated if applicable) shall be paid on the

          Closing Date. During the term of the Lease, Seller shall provide for its own services to the building, including, but not limited to, janitorial, utilities, and landscaping services. Buyer shall be responsible for maintaining the roof, all structural elements of the Improvements, and major repairs and replacements to the HVAC system in the Improvements.

     (b) MAINTENANCE OF PROPERTY. Seller shall operate and maintain the Property in substantially the same manner in which it operated and maintained the Property prior to the execution of this Agreement, reasonable wear and tear excepted.

     (c) BUYER'S FINANCING. If Buyer fails to obtain a commitment letter for Buyer's intended financing prior to the expiration of the Examination Period, Buyer shall be entitled to terminate this Agreement on or before the expiration date of the Examination Period by written notice to Seller, in which event, this Agreement shall terminate, the Earnest Money shall be returned to Buyer, and the parties shall have no further obligations to the other except for those which expressly survive a termination of this Agreement. After the expiration of the Examination Period, Buyer shall have no right to terminate this Agreement for any failure to obtain all or any portion of Buyer's intended financing.

SECTION 16. LITIGATION AND PREVAILING PARTY: If any litigation arises as a result of this Agreement, then the prevailing party shall be entitled to reimbursement of all reasonable attorneys fees.

SECTION 17. APPLICABLE LAW: This Agreement shall be construed under the laws of the state in which the Property is located.

SECTION 18. LIMITATION OF LIABILITY: Notwithstanding anything herein to the contrary, the liability of each party hereto resulting from the breach or default by such party shall be limited to direct actual damages incurred by the injured party and each party hereto hereby waives its rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this SECTION 18 shall survive the termination of this Agreement.

SECTION 19. ASSIGNMENT: Buyer may not assign its rights hereunder without the prior consent of Seller which consent may be withheld in Seller's sole and unreviewable discretion; provided, Buyer may assign its rights hereunder to an entity in which Buyer holds at least a 10% equity, partnership, or membership interest (an "Affiliate"). Any assignment consented to be Seller (including an assignment to an Affiliate) shall not relieve Buyer of its obligations under this Agreement.

SECTION 20. SUCCESSORS AND ASSIGNS: This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 21. DAYS: If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

SECTION 22. COUNTERPARTS: To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. Telecopies of counterparts, the receipt of which is confirmed, shall have the same valid and binding effect as originals.

SECTION 23. SEVERABILITY: If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

SECTION 24. COSTS: Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.

SECTION 25. INCORPORATION BY REFERENCE: All of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.

SECTION 26. BACK-UP CONTRACTS. Seller may market the Property and execute back-up contracts for the sale of the Property prior to the Closing.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the later of the dates shown below (the "Effective Date").

                                   SELLER:

                                   MARKETING SPECIALISTS SALES
                                   COMPANY, a Texas corporation


                                   By:      _________________________________
                                   Name:    _________________________________
                                   Title:   _________________________________
                                   Date:    __________________________, 2000.


                                   BUYER:


                                   __________________________________________
                                   Steve Farnie
                                   Date:    __________________________, 2000.





     The undersigned hereby acknowledges receipt of the Earnest Money set forth herein and agrees to hold said Earnest Money in accordance with the terms hereof.



                                            By:_________________________________
                                            Name:_______________________________
                                            Date:_______________________________

                                   Exhibit A

                               Legal Description

                                   EXHIBIT A

TRACT I:

BEING in the City of Charlotte, County of Mecklenburg, State of North Carolina and being more particularly described as follows:

                BEGINNING at a point marking the intersection of the centerlines of the right-of-way of Tower Point Drive (60' R/W) and running thence with the centerline of the right-of-way of Crown Centre Drive three (3) calls and distances as follows: (1) N. 52-37-52 E. 177.23 feet to a point; (2) in a northeasterly direction with the arc of a circular curve to the right, having a radius of
        300.00 feet, an arc distance of 140.88 feet to a point; and (3) N. 79-32-09 E. 84.87 feet to a point; thence leaving the centerline of said right-of-way S. 37-22-08 E. 261.23 feet to a point in the northernmost corner of Crown Centre Executive Park, Phase I, Block 1 as same is shown on map thereof recorded in Map Book 21 at Page 622 in the Mecklenburg County Public Registry; thence with the northwesterly margin of the property of said Crown Centre Executive Park S. 52-32-57 W. 388.67 feet to a point in the centerline of the right-of-way of Tower Point Drive; thence with the centerline of said right-of-way N. 37-22-07 W. 332.66 feet to a point, the point of place of beginning, containing 2,843 acres, all as shown on survey for Atlas Marketing Co., Inc. as prepared by Jack R. Christian, N.C.R.L.S., dated October 1, 1991, reference to which survey is hereby made for a more particular description of the property.

TRACT II:

        BEING that certain 2.50 acre tract known as Lot 3, Block 1 of Crown Centre Executive Park as shown on a map recorded in Map Book 21 at Page 622 of the Mecklenburg County Public Registry.

TRACT III:

        Together with all non-exclusive easements granted in that certain Declaration of Covenants, Conditions and Restrictions recorded in Book 5206 at Page 893, as amended in Book 5832 at Page 734 all in the Mecklenburg County Public Registry.